Exhibit 16.16(a)

POWER OF ATTORNEY

FOR SECURITIES AND EXCHANGE COMMISSION AND RELATED FILINGS

Each of the undersigned Trustees of Investment Managers Series Trust II (the “Trust”) hereby appoints Rita Dam, Diane Drake, and Amy Centurioni (with full power to each of them to act alone) as his or her attorney-in-fact and agent, in all capacities, to execute and file a Registration Statement of the Trust on Form N-14 under the Investment Company Act of 1940, under the Securities Act of 1933, and under the laws of all states and other domestic and foreign jurisdictions, relating to the transaction listed below, and any and all amendments thereto, and any other documents related thereto, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

•	Reorganization of Redwood Managed Volatility Fund, Redwood Managed Municipal Income Fund, Redwood AlphaFactor® Tactical International Fund, and Redwood Systematic Macro Trend (“SMarT®”) Fund, each a series of Two Roads Shared Trust, to Redwood Managed Volatility Fund, Redwood Managed Municipal Income Fund, Redwood AlphaFactor® Tactical International Fund, and Redwood Systematic Macro Trend (“SMarT®”) Fund, each a newly created series of the Trust.

•	Reorganization of LeaderShares® Activist Leaders® ETF, LeaderShares® AlphaFactor® Tactical Focused ETF, LeaderShares® AlphaFactor® US Core Equity ETF, LeaderShares® Equity Skew ETF, and LeaderShares® Dynamic Yield ETF, each a series of Two Roads Shared Trust, to LeaderShares® Activist Leaders® ETF, LeaderShares® AlphaFactor® Tactical Focused ETF, LeaderShares® AlphaFactor® US Core Equity ETF, LeaderShares® Equity Skew ETF, and LeaderShares® Dynamic Yield ETF, each a newly created series of the Trust

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Each undersigned Trustee hereby executes this Power of Attorney as of the 31st day of October 2024.

/s/ Larry D. Tashjian	/s/ John P. Zader
Larry D. Tashjian, Trustee	John P. Zader, Trustee

/s/ Thomas Knipper	/s/ Terrance Gallagher
Thomas Knipper, Trustee	Terrance Gallagher, Trustee

/s/ Kathleen K. Shkuda	/s/ Joy Ausili
Kathleen K. Shkuda, Trustee	Joy Ausili, Trustee